Amended and Restated

Schedule A

to the

Custody Agreement

by and between

Frank Funds

and

UMB Bank, N.A.

Fees

Domestic Custody Fee Schedule

Net Asset Value Fee

To be computed as of month-end on the average asset market value of each account, at the annual rate of:

■

First $250 million in assets

 1.0 basis point, plus

■

Next $250 million in assets

0.5 basis point, plus

■

Assets over $500 million

0.4 basis point

Subject to an annual minimum per account*

$10,000

* Frank Value Fund and West Hills Core Fund discounted to $5,000 each, year one, then $7,500 per year thereafter

* Assessed monthly at the greater of 1/12 of the asset basis point calculation or 1/12 of the annual minimum.

Multi-Manager Fee

Per manager, per year – after first manager

$2,400

Portfolio Transaction Fees

■

DTC*

$6

■

Fed book entry*

$10

■

Physical*

$30

■

Principal paydown

$7

■

Option (purchased or written)/future

$30

■

Inter-account book transfer

$3

■

Corporate action/call/reorganization

$30

■

UMB repurchase agreement*

$6

■

Tri-party repurchase agreement*

$20

■

Wire in (non-settlement-related)

$10

■

Wire out and check issued – requested via UMB Direct (non-settlement-related)

$10

■

Wire out and check issued – requested via email or fax (non-settlement-related)

$25

* A transaction includes buys, sells, maturities, or free security movements.

Mutual Fund (RIC) Trade and Dividend Fees

■

Buy, sell or free security movement

$10

■

Dividend, capital gain or re-invest, each

$5

Out-of-Pocket Expenses

Out-of-pocket expenses include but are not limited to security transfer fees, certificate fees, shipping/courier fees or charges, bank DDA service charges, proxy fees/charges, legal review/processing of restricted and private placement securities, custom programming charges, and expenses, including but not limited to attorney’s fees, incurred in connection with responding to and complying with SEC or other regulatory investigations, inquiries or subpoenas, excluding routine examinations of UMB in its capacity as a service provider.

********************************************************************

Global Custody Fee Schedule

Asset-Based Fees and Transaction Charges

Tier 1
■ Annual Asset Charge: ■ Transaction Charge:	1.8 basis points $20	Australia Canada France Euroclear Germany	Hong Kong Ireland Italy Japan Netherlands	Norway Sweden Switzerland UK
Tier 2
■ Annual Asset Charge: ■ Transaction Charge:	3.0 basis points $35	Austria Belgium Denmark	Finland New Zealand Singapore	South Africa South Korea Spain
Tier 3
■ Annual Asset Charge: ■ Transaction Charge:	12.0 basis points $55	Argentina Brazil Chile China B Czech Republic Greece	HK Connect India Indonesia Israel Malaysia Mexico	Philippines Portugal Taiwan Thailand Turkey
Tier 4
■ Annual Asset Charge: ■ Transaction Charge:	30.0 basis points $90	Columbia Ecuador Egypt Estonia Hungary	Jordan Lithuania Morocco Pakistan Peru	Poland Romania Russia Sri Lanka
Tier 5
■ Annual Asset Charge: ■ Transaction Charge:	55.0 basis points $125	All other markets

Additional Charges, Each

■ Trade correction and/or cancel	$25
■ Late instruction	$25
■ Manual Trade Instruction	$25
■ Third Party FX	$35
■ Auto FX via BBH	Included

Fees for activities of a non-recurring nature such as company consolidations or reorganizations, third-party tax recovery services support, extraordinary security transfers or shipments and the preparation of special reports will be subject to negotiation.  Fees for other special items will be negotiated separately.

Out-of-Pocket Expenses

Other expenses are out-of-pocket or pass-through expenses that include but are not limited to CSDR penalties, all locally mandated charges, document completion services, communications expenses, telex, audit reporting, legal, telephone, duplication, forms, supplies, depository charges, Euroclear deposit and withdrawal charges, direct expenses including but not limited to stamp duties, foreign investor registration charges, commissions, dividend and income collection charges, local taxes, certificate fees, proxy fees and charges, special handling charges, registration fees, transfer charges, custom programming, holding charges, postage including overnight and other courier services, allocated pass-through costs of third-party providers to the fund and expenses, including but not limited to attorney’s fees, incurred in connection with responding to and complying with SEC or other regulatory investigations, inquiries or subpoenas, excluding routine examinations of UMB in its capacity as a service provider to the funds.

********************************************************************

All fees, other than basis point fees, are subject to an annual escalation equal to the increase in the Consumer Price Index–Urban Wage Earners (CPI). Such escalations shall be effective commencing one year from the effective date of each Fund and the corresponding date each year thereafter. No amendment of this fee schedule shall be required with each escalation.  CPI will be determined by reference to the Consumer Price Index News Release issued by the Bureau of Labor Statistics, U.S. Department of Labor.

Fees for services not contemplated by this schedule will be negotiated on a case-by-case basis.

[Signature page follows.]

In witness whereof, the undersigned have executed this Amended and Restated Schedule A to the Custody Agreement between Frank Funds and UMB Bank, N.A., effective as of the 21st day of April, 2022.

FRANK FUNDS
By:
Name: Brian Frank
Title: President
Date:

UMB BANK, N.A.
By:
Name: Amy Small
Title: Senior Vice President
Date:

4